1st Quarter 2017 Flagstar Bancorp, Inc. (NYSE: FBC) Earnings Presentation 1st Quarter 2017 April 25, 2017

1st Quarter 2017 Cautionary statements This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management‟s current expectations and assumptions regarding the Company‟s business and performance, the economy and other future conditions, and forecasts of future events, circumstances and results. However, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies and other factors. Generally, forward-looking statements are not based on historical facts but instead represent our management‟s beliefs regarding future events. Such statements may be identified by words such as believe, expect, anticipate, intend, plan, estimate, may increase, may fluctuate, and similar expressions or future or conditional verbs such as will, should, would and could. Such statements are based on management‟s current expectations and are subject to risks, uncertainties and changes in circumstances. Actual results and capital and other financial conditions may differ materially from those included in these statements due to a variety of factors, including without limitation those found in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission, which are available on the Company‟s website (flagstar.com) and on the Securities and Exchange Commission's website (sec.gov). Any forward-looking statements made by or on behalf of us speak only as to the date they are made, and we do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made, except as required under United States securities laws. In addition to results presented in accordance with GAAP, this presentation includes non-GAAP financial measures. The Company believes these non-GAAP financial measures provide additional information that is useful to investors in helping to understand the capital requirements Flagstar will face in the future and underlying performance and trends of Flagstar. Non-GAAP financial measures have inherent limitations, which are not required to be uniformly applied. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To compensate for these limitations, we use non-GAAP measures as comparative tools, together with GAAP measures, to assist in the evaluation of our operating performance or financial condition. Also, we ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and that they are computed in a manner intended to facilitate consistent period-to-period comparisons. Flagstar‟s method of calculating these non-GAAP measures may differ from methods used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for those financial measures prepared in accordance with GAAP or in-effect regulatory requirements. Where non-GAAP financial measures are used, the most directly comparable GAAP or regulatory financial measure, as well as the reconciliation to the most directly comparable GAAP or regulatory financial measure, can be found in these conference call slides. Additional discussion of the use of non-GAAP measures can also be found in the Form 8-K Current Report related to this presentation and in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission. These documents can all be found on the Company‟s website at flagstar.com. 2

1st Quarter 2017 Executive Overview Sandro DiNello, CEO

1Q17 Strategic highlights

1st Quarter 2017

Unique relationship-based business model	• Growth in commercial loans, mortgage loans and other earning assets demonstrated our asset generation ability despite contraction of warehouse loans • Mortgage revenues[1] increased 19 percent despite challenging macroeconomic headwinds
Grow community banking	• Strong balance sheet growth - Strong commercial loan growth with period-end commercial and industrial and commercial real estate loans up 11 percent from prior quarter-end and up 58 percent vs. same quarter-end last year - Average retail deposits up 2% vs. 4Q16 and up 10% vs. 1Q16
Strengthen mortgage revenues	• Announced two acquisitions to strengthen our position as national leader in mortgage industry - Acquisition of delegated correspondent business of Stearns Lending positions Flagstar as 4th largest correspondent lender with 190 new correspondent relationships - Pending acquisition of Opes Advisors, a $3 billion originator in 2016, will increase distributed retail channel
Highly profitable operations	• Solid, consistent financial results with net income of $27 million and diluted EPS of $0.46 • Progress on long-term financial targets with LTM adjusted ROA of 1.0%[2] and LTM adjusted ROCE of 10.7%[2]
Positioned to thrive in any market	• Strong credit metrics and low delinquency levels supported by 2.4% allowance coverage ratio • Relatively neutral interest rate risk position; strong liquidity • Tier 1 leverage ratio of 9.3%, up 43 bps

1) Mortgage revenue is defined as gain on loan sales HFS and the net (loss) return on the MSR.
2) References non-GAAP number for 3Q16 that excludes DOJ benefit during that period. Please see reconciliation on slide 43.

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Flagstar Bancorp

1st Quarter 2017 Financial Overview Jim Ciroli, CFO

1st Quarter 2017 1Q17 Financial highlights 6 Solid results Solid banking contribution • Net interest income decreased $4 million, or 5%, to $83 million - Prior quarter net interest margin benefited $2 million, or 6bp, on termination of FHLB advances - Fewer days in current quarter reduced net interest income by $2 million - Strong asset generation kept all other net interest income flat, despite contraction in warehouse loans Good expense control • Noninterest expense fell $2 million, or 1%, to $140 million - Lower commissions and loan processing expense (down $8 million) due to lower mortgage closings - Seasonally higher benefits expense (up $6 million) - Acquisition costs ($1 million) for transactions announced in 1Q17 Strong credit performance • Net charge-offs of $4 million, or 0.27%, versus $2 million, or 0.13%, during 4Q16 • Nonperforming loans fell to $28 million with no delinquencies in commercial portfolio • Allowance for loan losses covered 2.4% of loans HFI Robust capital position • Regulatory capital ratios are well above current guidelines for “well capitalized” institutions - Tier 1 leverage improved to 9.3% despite 33 bp cost from higher phase-in requirement under Basel III and is 4.3 percentage points above “well capitalized” minimum level - Other regulatory capital ratios have cushions between 5.8 - 6.7 percentage points above “well capitalized” min. levels • Net income of $27 million, or $0.46 per diluted share, in 1Q17 - Relatively stable net interest income - Higher noninterest income on increased mortgage revenue(1) due to improved return on mortgage servicing asset - Improved noninterest expense due to lower mortgage closings, partially offset by seasonally higher benefits expense 1) Mortgage revenue is defined as gain on loan sales HFS and the net (loss) return on the MSR.

Quarterly income comparison

1st Quarter 2017

$mm

		1Q17	4Q16	$ Variance	% Variance
Net interest income	A	$83	$87	($4)	(5%)
Provision for loan losses ("PLL")	B	3	1	2	N/M
Net interest income after PLL		80	86	(6)	(7%)
Net gain on loan sales	C1	48	57	(9)	(16%)
Loan fees and charges	C2	15	20	(5)	(25%)
Loan administration income		5	4	1	25%
Net return on mortgage servicing rights	C3	14	(5)	19	N/M
Representation and warranty benefit		4	7	(3)	(43%)
Other noninterest income		14	15	(1)	(7%)
Total noninterest income		100	98	2	2%
Net gain on loan sales / total revenue		26%	31%		(5%)
Compensation and benefits		72	66	6	9%
Commissions and loan processing expense		22	30	(8)	(27%)
Other noninterest expenses		46	46	-	0%
Total noninterest expense	D	140	142	(2)	(1%)
Income before income taxes		**40**	**42**	**(2)**	**(5%)**
Provision for income taxes		13	14	(1)	7%
Net income		**$27**	**$28**	**($1)**	**(4%)**
Diluted income per share		**$0.46**	**$0.49**	**($0.03)**	(6%)
Profitability					
Net interest margin		2.67%	2.67%	0 bps	
Mortgage rate lock commitments, fallout		$5,996	$6,091	($95)	(2%)
Mortgage closings		$5,912	$8,573	($2,661)	(31%)
Net gain on loan sale margin, HFS		0.80%	0.93%	-13 bps	
Efficiency ratio		76.8%	76.7%		

Observations

A Net interest income

- Relatively stable net interest margin; prior quarter benefitted $2mm on termination of FHLB advances
- Average earning assets decreased 4%
  - Warehouse loans down $852mm
  - Partially offset by C&I and CRE loans up $162mm, or 8%, and consumer loans up $166mm, or 6%

B Provision for loan losses

- Low level of provision expense reflected strong asset quality and largely matched net charge-offs
- NPLs fell to $28mm, or 0.47%, of loans HFI

C Noninterest income

- Noninterest income increased 2%
  - Net gain on loan sales fell 16% due to lower margin from competitive factors and extended turn times to offset impact of lower warehouse loans
  - Loan fees and charges decreased $5mm on lower mortgage closings
  - Net MSR return improved $19mm

D Noninterest expense

- Noninterest expense decreased 1%
  - Commissions and loan processing expense fell $8mm on lower mortgage closings
  - Seasonally higher benefits expense (up $6mm)
  - Acquisition costs of $1mm

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Flagstar Bancorp

Average balance sheet highlights

1st Quarter 2017

1Q17 ($mm)

	Average Balance Sheet		
		Incr (Decr)[1]	
	$	$	%
Loans held-for-sale	$3,286	($35)	(1%)
Consumer loans[2]	2,857	166	6%
Commercial loans[2]	2,782	(690)	(20%)
Total loans held-for-investment	5,639	(524)	(9%)
Other earning assets[3]	3,418	85	3%
Interest-earning assets	12,343	($474)	(4%)
Other assets	1,700	28	2%
Total assets	14,043	($446)	(3%)
Deposits	$8,795	($438)	(5%)
Short-term FHLB advances & other	1,822	395	28%
Long-term FHLB advances	1,200	(373)	(24%)
Other long-term debt	493	-	0%
Other liabilities	387	(64)	(14%)
Total liabilities	12,697	($480)	(4%)
Stockholders' equity	1,346	34	3%
Total liabilities and stockholders' equity	14,043	($446)	(3%)
Book value per common share (3/31/17)[4]	$24.03	$0.53	2%

Observations

Interest-earning assets

- Period-end loans HFI were approximately $300mm higher than 1Q17 quarter average, setting a foundation for net interest income growth in 2Q17:
  - Rebound in warehouse loans
  - Continued solid growth in C&I and CRE
- Pulled forward planned purchases of investment securities

Interest-bearing liabilities

- Average deposits decreased 5%
  - Company controlled deposits fell $522mm or 28%
  - Average retail deposits increased $98mm, or 2%, on growth in consumer savings accounts

Equity[4]

- Common equity to asset ratio of 8.9%
- Price to book ratio of 119% based on closing price as of April 24, 2017

1) Measured vs. the prior quarter.
2) Consumer loans include first and second mortgages, HELOC and other loans; commercial loans include commercial real estate, commercial & industrial and warehouse loans.
3) Other earning assets include interest earning deposits, investment securities and loans with government guarantees.
4) Common equity and book value ratios are calculated on ending period balances.

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Flagstar Bancorp

1st Quarter 2017 Asset quality 9 Performing TDRs and NPLs ($mm) 75 73 71 67 48 53 44 40 40 28 $128 $117 $111 $107 $76 3/31/2016 6/30/2016 9/30/2016 12/31/2016 3/31/2017 Peforming TDRs NPLs 1) Excludes loans carried under the fair value option and loans with government guarantees. Allowance coverage(1) (% of loans HFI) 2.9% 2.6% 2.3% 2.4% 2.4% 4.5% 4.5% 3.8% 3.3% 2.9% 1.3% 1.2% 1.3% 1.6% 1.9% 3/31/2016 6/30/2016 9/30/2016 12/31/2016 3/31/2017 Total Consumer Commercial Net charge-offs ($mm) Representation & warranty reserve(2) ($mm) $40 $36 $32 $27 $23 $16 $11 $11 $6 $6 3/31/2016 6/30/2016 9/30/2016 12/31/2016 3/31/2017 Reserve Repurchase pipeline 3 3 2 1 1 6 2 1 3 4 5 1 2 $12 $9 $7 $2 $4 1Q16 2Q16 3Q16 4Q16 1Q17 Adj. charge-offs Loan sales Govt. guaranteed loans 2) Please see slide 42 in the appendix for further details on the representation and warranty reserve.

Robust capital

1st Quarter 2017

Flagstar Bancorp Tier 1 leverage



Tier 1 equity less TARP
Balance sheet impact
2017 phase-in under Basel III
TARP incl. deferred dividends
Net earnings contribution
TARP redemption
11.0%
+8bps
+47bps
11.6%
2.8%
8.2%
3.0%
8.6%
-293bps
-41bps
+63bps
8.9%
8.9%
-21bps
+21bps
8.9%
-33bps
+57bps
+19bps
9.3%
Well Capitalized 5.0%
3/31/2016
6/30/2016
9/30/2016
12/31/2016
3/31/2017

Observations 1Q17

	Tier 1 Leverage	CET-1 to RWA	Tier 1 to RWA	Total RBC to RWA
1Q17 Actual	9.3%	12.3%	14.7%	16.0%
4Q16 Actual	8.9%	13.1%	15.1%	16.4%

- Increase in Tier 1 leverage ratio led by earnings retention, MSR sales and decrease in average assets during 1Q17
- Flagstar continues to have strong capital levels after TARP redemption
  - 1Q17 earnings generated 19bps of Tier 1 leverage
  - Capital ratios are consistent or higher than peers before considering low risk content of business

Higher rate capital generation (near-term)

- Flagstar uses excess capital generation to support balance sheet growth
- Flagstar grows regulatory capital at a greater pace as it utilizes NOL-related DTAs and reduces MSRs
- The balance sheet has trapped capital of:
  - $167mm of NOL-related DTAs (122bps of Tier 1 leverage)
  - $169mm of MSRs (123bps of Tier 1 leverage)
  - Pending MSR sales will recapture 114bps of trapped T1L
- Robust capital generation will support future growth

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Flagstar Bancorp

1st Quarter 2017 Business Segment Overview Lee Smith, COO

1st Quarter 2017 Community banking 12 Average commercial loans ($bn) Quarter-end commercial loan commitments ($bn) Average consumer loans ($bn) Average deposit funding(1) ($bn) 0.6 0.6 0.6 0.7 0.8 0.8 0.9 1.1 1.2 1.3 1.0 1.3 1.6 1.5 0.7 $2.4 $2.8 $3.3 $3.5 $2.8 1Q16 2Q16 3Q16 4Q16 1Q17 Commercial and Industrial Commercial Real Estate Warehouse 0.9 1.0 1.1 1.2 1.4 1.3 1.5 1.8 1.9 2.2 2.3 2.4 2.9 2.9 2.4 $4.5 $4.9 $5.8 $6.0 $6.0 3/31/2016 6/30/2016 9/30/2016 12/31/2016 3/31/2017 Commercial and Industrial Commercial Real Estate Warehouse 2.8 2.2 2.1 2.2 2.4 0.5 0.5 0.5 0.5 0.5 $3.3 $2.7 $2.6 $2.7 $2.9 1Q16 2Q16 3Q16 4Q16 1Q17 Residential First Mortgages Other Consumer Loans 5.8 6.1 6.2 6.3 6.4 1.1 1.0 1.1 1.0 1.0 1.2 1.6 1.9 1.9 1.4 $8.1 $8.6 $9.1 $9.2 $8.8 1Q16 2Q16 3Q16 4Q16 1Q17 Retail Government Company-controlled deposits 1) Includes company-controlled deposits which are included as part of mortgage servicing.

1st Quarter 2017 $6.9 $8.1 $8.3 $6.1 $6.0 1Q16 2Q16 3Q16 4Q16 1Q17 2.7 3.8 3.9 3.2 3.1 3.7 4.5 5.3 5.3 2.8 $6.3 $8.3 $9.2 $8.6 $5.9 1Q16 2Q16 3Q16 4Q16 1Q17 Purchase originations Refinance originations Purchase Mix % Mortgage originations 13 41% 47% 38% 43% 54% 3.8 4.7 5.1 4.5 3.0 1.5 2.1 2.3 1.9 1.7 1.0 1.5 1.8 2.1 1.2 $6.3 $8.3 $9.2 $8.6 $5.9 1Q16 2Q16 3Q16 4Q16 1Q17 Conventional Government Jumbo Closings by purpose ($bn) Closings by mortgage type ($bn) Net gain on loan sales – revenue and margin Fallout-adjusted locks ($bn) $66 $85 $75 $90 $94 $57 $48 0.96% 1.04% 1.13% 0.93% 0.80% 1Q16 2Q16 3Q16 4Q16 1Q17 Gain on loan sale (HFS) Gain on HFI transfer Gain on sale margin (HFS)

1st Quarter 2017 Mortgage servicing 14 MSR / regulatory capital (Bancorp) Quarter-end loans serviced (000’s) $ UPB of MSRs sold ($bn) 2.6 2.1 4.2 5.8 2.5 3.2 2.5 2.2 $5.1 $2.2 $5.3 $6.7 $8.0 1Q16 2Q16 3Q16 4Q16 1Q17 Bulk Sales Flow Transactions 119 134 139 133 117 206 194 207 221 242 29 30 29 29 34 354 358 375 383 393 3/31/2016 6/30/2016 9/30/2016 12/31/2016 3/31/2017 Serviced for Others Subserviced for Others Flagstar Loans HFI 27% 28% 29% 31% 28% 19% 20% 25% 27% 23% 3/31/2016 6/30/2016 9/30/2016 12/31/2016 3/31/2017 MSR to Tier 1 Common MSR to Tier 1 Capital Average company-controlled deposits ($bn) $1.2 $1.6 $1.9 $1.9 $1.4 1Q16 2Q16 3Q16 4Q16 1Q17

1st Quarter 2017 Noninterest expense and efficiency ratio • Flagstar„s long-term objective is to achieve an efficiency ratio in the mid-60‟s 15 1) References non-GAAP number for 3Q16 and GAAP number for all other quarters. 3Q16 number shown excludes DOJ benefit during that period. Please see reconciliation on slide 43. 71% 72% LTM 1Q16 LTM 1Q17 Adjusted efficiency ratio(1) 75% 68% 67% 77% 77% 1Q16 2Q16 3Q16 4Q16 1Q17 Quarterly noninterest expense ($mm) $137 $139 $142 $142 $140 1Q16 2Q16 3Q16 4Q16 1Q17

1st Quarter 2017 Closing Remarks / Q&A Sandro DiNello, CEO

1st Quarter 2017 Earnings guidance(1)(2) 17 1) See cautionary statements on slide 2. 2) Opes Advisors pending acquisition not included in earnings guidance. Net interest income • Net interest income up 10-15% - Period-end earning assets grow 5-10%, led by higher warehouse and other commercial loans - Net interest margin steady with upward bias from recent Fed rate increase Net gain on loan sales • Net gain on loan sales up significantly on seasonal increase in mortgage market led by higher purchase originations - Fallout-adjusted locks up 25-30%, excluding impact of delegated correspondent acquisition - Delegated correspondent acquisition totals $1.0-$1.5 billion - Gain on loan sale margin flat, excluding delegated correspondent acquisition Mortgage servicing rights • Net return on mortgage servicing rights declines due to significantly lower MSR balance and approximates 4-6% Other noninterest income • Loan administration income increases on higher sub-serviced volume • Loan fees and charges up on higher closings • All other noninterest income down slightly from Q1 levels Noninterest expense • Noninterest expense to rise to $147-$152 million, due to seasonally higher mortgage volume driven expenses and full quarter of expenses related to Stearns acquisition 2nd Quarter 2017 Outlook

1st Quarter 2017 Appendix Company overview 19 Financial performance 24 Community banking 26 Mortgage origination 35 Mortgage servicing 38 Capital and liquidity 39 Asset quality 42 Non-GAAP reconciliation 43

1st Quarter 2017 Flagstar at a glance COMPANY OVERVIEW 43 Flagstar retail home lending offices(1) 99 Branches in Michigan Bank branches Flagstar retail home lending Opes retail home lending Community banking • Leading Michigan-based bank with a balanced, diversified lending platform • $15.4bn of assets and $8.6bn of deposits • 99 branches • 106k household & 15k business relationships Mortgage origination • Leading national originator • Originated $32.0bn of residential mortgage loans during the last twelve months • More than 1,600 TPO relationships Mortgage servicing • 8th largest sub-servicer of mortgage loans nationwide • Currently servicing approximately 393k loans • Scalable platform with capacity to service 1mm loans • Low cost deposits from escrow balances Corporate Overview • Traded on the NYSE (FBC) • Headquartered in Troy, MI • Market capitalization $1.6bn • Member of the Russell 2000 Index 19 1) Includes seven home lending offices located in banking branches. 2) Flagstar will acquire 39 retail home lending offices upon completing the pending acquisition of Opes Advisors. 39 Opes retail home lending offices(2)

1st Quarter 2017 Flagstar’s one-of-a-kind business model … Originates mortgages in multiple channels on a national scale, which … … Deploy excess funding into lending opportunities where we are a lender of choice, which … … Cross-sell our banking products to deepen our B2B relationships, which … … Leverages our scalable sub-servicing platform, which … … Builds enduring net interest margin driven revenue, allowing us to … … Generates stable, lower cost, long-term funding, which we are able to ... … Expands our key B2B relationships to develop greater mortgage origination referrals, improving our ability to … … Generates capital with high ROE fee-based activity and servicing relationships, which … COMPANY OVERVIEW 20

1st Quarter 2017 Flagstar has a strong executive team COMPANY OVERVIEW 21 Board of Directors John Lewis Chairman Community Banking Chief Financial Officer • CFO since 8/14 • Nearly 30 years of banking and financial services experience with First Niagara, Huntington and KeyCorp Chief Operating Officer • COO since 5/13 • Formerly a partner of MatlinPatterson Global Advisors and a Senior Director at Zolfo Cooper • Extensive expe- rience in financial management and operations • Chartered Accoun- tant in England and Wales Chief Risk Officer • CRO since 6/14 • Over 35 years of financial services experience with Citizens Republic, Fleet Boston Financial, First Union and Chase Manhattan Mortgage Banking • Interim management of sales and fulfillment to be shared between Sandro DiNello and Lee Smith, respectively, until a search is completed General Counsel • General Counsel since 6/15 • 20 years of legal experience with the FDIC and Sidley Austin LLP • CEO since 5/13 • Over 35 years of banking experience with Flagstar and its predecessors with a strong emphasis on community banking, including the management of retail operations and product strategy Patrick McGuirk Steve Figliuolo Drew Ottaway Sandro DiNello Jim Ciroli Lee Smith • Managing Director of Lending and Michigan Market President • Has over 25 years of banking and commercial lending experience in southeast Michigan with Comerica and NBD Chief Audit Officer Sandro DiNello President & CEO Brian Dunn

COMPANY OVERVIEW
1st Quarter 2017

Risk management

Best-in-class risk management platform with 195 FTEs(1)


Board of Directors
Risk Committee
Enterprise Risk Committee
Sandro DiNello
President & CEO
Steve Figliuolo
Chief Risk Officer
Karen Sabatowski
Chief Compliance Officer
Regulatory Affairs
Modeling & Analytics ERM
Chief Credit Officer
QC / Appraisal Review
MFIU Fraud Investigations
Loan Review
Operational Risk
AML / BSA
Compliance
FTEs
5
7
57
49
12
8
4
32
21

Modeling & Analytics ERM:

- Capital planning / stress test modeling

Chief Credit Officer:

- Mortgage
- Warehouse
- Commercial
- Consumer
- TPO's
- Counterparty

Operational Risk:

- Model risk management
- Risk assessment/ deficiency mgmt
- R&W reserve
- Market risk
- Effective challenge

¹ Excludes 24 FTEs in internal audit and 3 FTEs in Sarbanes-Oxley compliance

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Flagstar Bancorp

COMPANY OVERVIEW

1st Quarter 2017

Strong growth opportunities

	Grow community banking	Expand mortgage business
Build	• Team lift outs • Grow housing finance related relationships[(1)] - Expand warehouse lending (375bps spreads) - Grow builder finance lending (475bps spreads) - Build MSR lending (450bps spreads; LTVs<60%) • Cultivate middle-market commercial relationships in foot-print	• Recruit experienced talent to increase share of origination market - Distributed and direct-to-consumer retail - TPO account executives • Grow servicing operations - Acquire new sub-servicing relationships - Cross-sell additional revenue capabilities
Buy	• Buyers of size in Michigan are engaged on other projects for the foreseeable future • Michigan is a highly fragmented banking market • Focused on our share in metro markets • Acquiring deposit oriented franchises that lag in profitability because of lack of asset generation	• No strategic buyers of size • Highly fragmented industry with aging individual ownership • Regulatory and interest rate environment is accelerating exits • Will consider accretive transactions that add incrementally to annual origination volume

1) Indicated spreads are targets and may not be reflective of actual spreads.

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Flagstar Bancorp

1st Quarter 2017 Long-term targets • Long-term target of 1.2 - 1.6% - Add incremental revenue with low incremental cost - Improved risk management will deliver long-run savings - Adjusted return on average assets (last twelve months) of 1.0%(1) • Long-term target of 13 - 18% - Add / increase high ROE businesses - Return on average common equity (last twelve months) of 10.7%(1) Financial Performance Return on assets Return on equity • Lender of choice in key markets (Michigan, national housing finance) • Long-term target of 50% of revenue • Growth trajectory 10 - 15% - Every additional $1bn of earning assets increases pre-tax profits ~$20mm – $25mm - Rotate lower spread assets to higher spread assets while minimizing capital costs • Nationally recognized leader the quick brown fox d • Long-term target of 50% of revenue • Growth trajectory 5 - 10% - Expand retail originations (distributed, DTC) - Every 100k in new loans sub-serviced generates $5mm - $7mm of incremental pre-tax profits Revenues Mortgage Banking FINANCIAL PERFORMANCE 1) References non-GAAP number for 3Q16. 3Q16 number shown excludes DOJ benefit during that period. Please see reconciliation on slide 43. 24

1st Quarter 2017 1 /3 1 /2 0 1 6 2 /2 9 /2 0 1 6 3 /3 1 /2 0 1 6 4 /3 0 /2 0 1 6 5 /3 1 /2 0 1 6 6 /3 0 /2 0 1 6 7 /3 1 /2 0 1 6 8 /3 1 /2 0 1 6 9 /3 0 /2 0 1 6 1 0 /3 1 /2 0 1 6 1 1 /3 0 /2 0 1 6 1 2 /3 1 /2 0 1 6 1 /3 1 /2 0 1 7 2 /2 8 /2 0 1 7 3 /3 1 /2 0 1 7 1 /3 1 /2 0 1 6 2 /2 9 /2 0 1 6 3 /3 1 /2 0 1 6 4 /3 0 /2 0 1 6 5 /3 1 /2 0 1 6 6 /3 0 /2 0 1 6 7 /3 1 /2 0 1 6 8 /3 1 /2 0 1 6 9 /3 0 /2 0 1 6 1 0 /3 1 /2 0 1 6 1 1 /3 0 /2 0 1 6 1 2 /3 1 /2 0 1 6 1 /3 1 /2 0 1 7 2 /2 8 /2 0 1 7 3 /3 1 /2 0 1 7 Valuation metrics Observation: Flagstar has a valuation discount to its banking peers. The Company closed the valuation gap through October 2016, but has underperformed since the U.S. presidential election. Market / tangible book Price / LTM earnings . FBC valuation vs. SNL U.S. Bank and Thrift Index Market value gap: ~$0.9B Market value gap: ~$0.6B . FBC valuation vs. SNL U.S. Bank and Thrift Index 63% 57% 72% 67% 77% 85% FINANCIAL PERFORMANCE 25

1st Quarter 2017 Deposit Median Proj HHI Proj pop Market $mm % of total mkt share HHI(2) growth(2)(3) growth(2)(3) Oakland County 3,456 47.5% 7.0% 72,183 10.7% 2.7% Grand Rapids MSA 402 5.5% 2.0% 58,024 10.3% 4.3% Ann Arbor MSA 296 4.1% 3.6% 65,958 9.2% 3.3% Key Flagstar markets 4,154 57.1% 5.3% 70,369 10.6% 2.9% National aggregate 57,462 8.7% 3.8% Flagstar Deposits 154 7 35 Strong market position as leading MI-based bank COMMUNITY BANKING Source: SNL Financial; Note: Deposit data as of June 30, 2016; MI-based banks highlighted; Pro forma for pending mergers and acquisitions. 1) Oakland County data excludes $1.5bn of company-controlled deposits held at company headquarters. 2) Flagstar Median HHI, projected HHI growth and projected population growth are deposit weighted. 3) 2017–2022 CAGR. Flagstar’s branch network Market share Attractive markets Leading position among independent banks Overall MI-based Institution (pro forma) Branches Total Share 1 Chase 246 $42,006 21% 2 Comerica 214 26,963 13% 3 PNC 206 17,326 9% 4 Bank of America 127 16,564 8% 5 Fifth Third 215 16,073 8% 6 Huntington (pro forma) 362 15,212 8% 7 1 Chemical (pro forma) 224 11,281 6% 8 2 Flagstar 99 8,773 4% 9 Citizens 98 5,138 3% 10 TCF 54 2,908 1% Top 10 1,845 $162,244 81% Rank Deposits ($mm) 26

1st Quarter 2017 Deposits Portfolio and strategy overview 5.8 6.1 6.2 6.3 6.4 2.3 2.6 2.9 2.9 2.4 $8.1 $8.6 $9.1 $9.2 $8.8 1Q16 2Q16 3Q16 4Q16 1Q17 Retail deposits Other deposits Total average deposits ($bn) +8.6% YOY • Flagstar gathers deposits from consumers, small businesses and select governmental entities – Traditionally, CDs and savings accounts represented the bulk of our branch-based retail depository relationships – Today, we are focused on growing DDA balances with consumer, business banking and commercial relationships – We additionally maintain depository relationships in connection with our mortgage origination and servicing businesses, and with Michigan governmental entities – Cost of total deposits equal to 0.56%(1) DDA 13% Savings 44% MMDA 3% CD 13% Company- controlled 16% Government & other 11% 73% retail Total : $8.8bn 0.56% cost of total deposits(1) 1Q17 total average deposits COMMUNITY BANKING 1. Total deposits include noninterest bearing deposits. 27

1st Quarter 2017 Deposit growth opportunities • Average balance of $1.0bn during 1Q17 • Cost of total government deposits: 0.52%(2) during 1Q17 • Michigan deposits are not collateralized • Strong relationships across the state • Average balance of $0.5bn during 1Q17 • Offer complete line of treasury management services • Flagstar has realized 43% growth (year-over-year) in commercial demand and savings deposits • Average balance of $1.4bn during 1Q17 on 393k loans serviced and sub-serviced • Low cost of deposits • Deposit balances increase along with the number of loans serviced and sub-serviced • Average balance of $5.9bn during 1Q17 of which 79% are demand & savings accounts • Cost of total core deposits(1): 0.68%(2) during 1Q17 • Average core deposits of $65mm per branch • Flagstar‟s brand campaign is helping grow its core deposit base Core Deposits Retail Commercial Other Deposits Government Company controlled COMMUNITY BANKING 1) Core deposits = total deposits excluding government deposits and company-controlled deposits. 2) Total deposits include noninterest bearing deposits. 28

1st Quarter 2017 2.9 2.9 3.4 3.3 3.3 5.7 5.6 5.8 6.2 5.6 $9.1 $8.9 $9.7 $9.9 $9.2 1Q16 2Q16 3Q16 4Q16 1Q17 Loans HFS Loans HFI Loans with government guarantees 1st Mortgage HFI 26% 2nds, HELOC & other 5% Warehouse 7% CRE and C&I 23% Loans with government guarantees 4% 1st Mortgage HFS 35% 1Q17 average loans Lending Portfolio and strategy overview Total average loans ($bn) • Flagstar’s largest category of earning assets consists of loans held-for-investment which averaged $5.6bn during 1Q17 – Loans to consumers consist of residential first and second mortgage loans, HELOC and other – C&I / CRE lending is an important growth strategy, offering risk diversification and asset sensitivity – Warehouse lending to both originators that sell to Flagstar and those who sell to other investors • Flagstar maintains a balance of mortgage loans held- for-sale which averaged $3.3bn during 1Q17 – Essentially all of our mortgage loans originated are sold into the secondary market – Flagstar has the option to direct a portion of the mortgage loans it originates to its own balance sheet COMMUNITY BANKING 29

1st Quarter 2017 $65 $73 $73 $76 $79 $77 $80 $87 $83 $9,422 $10,367 $10,693 $11,240 $11,871 $11,639 $12,318 $12,817 $12,343 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 Net Interest income Average earning assets ● Sold lower performing assets and re-deployed capital into higher spread commercial loans ● Transition to more stable net interest income Average earning assets and net interest income ($mm) CAGR 14% CAGR 13% 30 Higher net interest income is stabilizing earnings COMMUNITY BANKING

Commercial lending

COMMUNITY BANKING

Diversified relationship-based commercial lending capabilities

1st Quarter 2017

Overview

Warehouse	• Warehouse lines with approximately 260 relationships nationwide, of which more than 90% sell a portion of their loans to Flagstar • Collateralized by mortgage loans being funded which are paid off once the loan is sold
Commercial Real Estate	• Diversified property types which are primarily income-producing in the normal course of business • Focused on experienced top-tier developers with significant deposit and non-credit product opportunities
Commercial & Industrial	• Lines of credit and term loans for working capital needs, equipment purchases, and expansion projects • Primarily Michigan based relationships or relationships with national finance companies

Warehouse - $0.8bn (3/31/17)

% Advances sold to Flagstar



> 75%; ~150 borrowers
< 25%; ~60 borrowers
25% - 75%; ~50 borrowers

Average 40% advances sold to Flagstar

Commercial Real Estate - $1.4bn (3/31/17)

Property type



Home Builder Finance 21%
Retail 18%
Owner-occupied 17%
Multi-family 17%
Office 14%
Special purpose 10%
Industrial 3%

71% Michigan

Commercial & Industrial - $0.9bn (3/31/17)

Industry



Manufacturing 16%
Servicing Advances 7%
Distribution 5%
Govt & Educ. 4%
Services 34%
Financial, Insurance & Real Estate (FIRE) 34%

57% Michigan; 15% national finance

31

Flagstar Bancorp

1st Quarter 2017 Flagstar has deep commercial lending experience COMMUNITY BANKING 32 Sandro DiNello President & CEO Drew Ottaway Managing Director of Lending & Michigan Market President Warehouse Lending Commercial Real Estate Comprised of lending officers who average experience of 21 years in banking. Prior banking experience includes Fifth Third, Wells Fargo and Bank of America. Retail Banking Commercial & Industrial Network of 99 retail branches and online platform providing deposit, investment, insurance and lending services to 106k consumer and 15k business relationships. Comprised of lending officers who average experience of 26 years in banking. Prior banking experience includes Citizens Bank, Bank of America and Texas Capital. Comprised of lending officers who average experience of 25 years in banking. Prior banking experience includes Fifth Third, PNC, Bank of America and JPM Chase. Supported by a team of credit officers with more than 15 years average banking experience. Supported by a team of credit officers with more than 20 years average banking experience. Supported by a team of credit officers with nearly 15 years average banking experience. Provides funding support for our portfolio of consumer and commercial loans HFI Homebuilder Finance Newly recruited team of lending officers who have extensive experience of more than 20 years in banking. Prior banking experience includes Texas Capital and Royal Bank of Canada. Supported by a team of credit officers with more than 15 years average banking experience. Capital Markets More than 20 years experience in various capital raising activities across all asset classes. Prior banking experience includes Union Bank and Mitsubishi Financial Group (MUS–USA Securities, Inc.). Supports all the lending segments of Commercial Lending where the officers average over 17 years of experience

1st Quarter 2017 Warehouse lenders ranked by commitments ($mm) YOY Rank Institution Growth Total Share 1 JPMorgan Chase 64% $9,000 15% 2 Wells Fargo 20% 5,777 9% 3 Texas Capital -9% 4,497 7% 4 Comerica 20% 4,360 7% 5 EverBank 11% 4,100 7% 6 BB&T 23% 3,600 6% 7 Customers Bank 11% 3,435 6% 8 First Tennessee 50% 3,255 5% 9 Flagstar Bancorp 39% 3,006 5% 10 U.S. Bancorp -6% 2,524 4% Top 10 22% $43,554 70% 4Q16 Source: Inside Mortgage Finance as of February 24, 2017. FBC average warehouse loans ($mm) 62% 57% Warehouse lending ● National relationship based lending platform ● Attractive asset class with good spreads (approximately 375bps) and low credit risk ● Strong demonstrated growth potential (Top 10 commitments up 22% year-over-year) ● Flagstar is well positioned to gain market share, leveraging relationships in complementary lines of business, including home builder finance and mortgage originations COMMUNITY BANKING 33 $966 $1,317 $1,553 $1,542 $690 1Q16 2Q16 3Q16 4Q16 1Q17

1st Quarter 2017 Home builder finance COMMUNITY BANKING 34 Home builder loan commitments ($mm) ● National relationship based lending platform launched in 1Q16 ● Attractive asset class with good spreads (approximately 475bps) ● Focused on markets with strong housing fundamentals and higher growth potential - High level of housing starts / purchase originations - Attractive cross-sell opportunities including warehouse loans, commercial deposits and purchase originations ● Flagstar is well positioned to gain market share given builder and mortgage relationships Home builder finance footprint Primary markets Secondary markets Note: Includes loans originated prior to the launch of National Home Builder Lending Platform during 1Q16. U.S. housing starts (000’s) (SAAR, 3-mo. moving avg, thru 3/31/17) Overview 909 1,823 353 821 D e c -8 9 D e c -9 0 D e c -9 1 D e c -9 2 D e c -9 3 D e c -9 4 D e c -9 5 D e c -9 6 D e c -9 7 D e c -9 8 D e c -9 9 D e c -0 0 D e c -0 1 D e c -0 2 D e c -0 3 D e c -0 4 D e c -0 5 D e c -0 6 D e c -0 7 D e c -0 8 D e c -0 9 D e c -1 0 D e c -1 1 D e c -1 2 D e c -1 3 D e c -1 4 D e c -1 5 D e c -1 6 $152 $234 $264 $365 $155 $230 $297 $402 $96 $307 $463 $561 $768 3/31/16 6/30/16 9/30/16 12/31/16 3/31/17 Outstanding Unused

1st Quarter 2017 National distribution through multiple channels MORTGAGE ORIGINATIONS 35 Residential mortgage originations by channel ($bn) Broker Correspondent Retail $4.8 $6.2 $7.0 $6.5 $4.5 1Q16 2Q16 3Q16 4Q16 1Q17 $1.3 $1.6 $1.6 $1.4 $1.0 1Q16 2Q16 3Q16 4Q16 1Q17 $0.3 $0.5 $0.6 $0.6 $0.4 1Q16 2Q16 3Q16 4Q16 1Q17 • 2.6% market share with #8 national ranking(1) • Approximately 600 brokerage relationships in 50 states in 1Q17 • Targeted gain on sale margin of ~90bps • Top 10 relationships account for 19% of overall brokerage volume 1) Data source: As reported by Inside Mortgage Finance for FY16 published February 24, 2017. • 3.7% market share with #6 national ranking(1) (pro forma with Stearns – 5.0% market share with #4 national ranking) • More than 1,000 correspondent partners in 50 states in 1Q17 • Targeted gain on sale margin of ~60bps • Top 10 relationships account for 15% of overall correspondent volume • Warehouse lines with approximately 250 correspondent relationships • Loan officer additions have expanded our retail footprint to 43 locations in 23 states • Targeted gain on sale margin of ~340bps • Direct-to-consumer is 32% of retail volume • Opes Advisors, Inc. originated $2.9bn during 2016 with 39 retail locations in Northern California, Oregon and Washington

MORTGAGE ORIGINATIONS
1st Quarter 2017

Mortgage origination channel mix with acquisitions

Mortgage origination channel attributes

Channel	Sub-channel	FBC, pre-acquisitions	Acquisitions	Pricing	Credit Underwriting	Funding	GOS Margin
Distributed retail	N/A	~5%	Opes[(1)] (100%)	N/A	FBC	FBC	Highest
Consumer direct	N/A	~2%		N/A	FBC	FBC	↑
Broker	N/A	~20%		Best efforts	FBC	FBC	
Correspondent	Non-delegated	~50%		Best efforts	FBC	Warehouse	
	Delegated best efforts	~15%	Stearns (~20%)	Best efforts	3rd Party	Warehouse	
	Delegated mandatory	~3%		Mandatory	3rd Party	Warehouse	↓
	Bulk mandatory	~5%	Stearns (~80%)	Mandatory	3rd Party	Warehouse	Lowest

1) Pending acquisition of Opes Advisors is expected to close during 2Q17.

36

Flagstar Bancorp

Flagstar has restructured its operations to be profitable even at historical lows for the mortgage origination market

MORTGAGE ORIGINATIONS
1st Quarter 2017

U.S. residential mortgage origination market (historical and projected volumes)


$ in trillions
1.2
1.9
2.1
1.5
1.2
1.4
1.5
2.5
2.2
1.6
3.3
4.3
5.6
4.0
4.1
3.8
3.0
1.7
2.1
1.8
1.6
2.2
2.0
1.3
1.7
2.0
1.6
1.5

	1991	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017F	2018F
Nominal ($)	0.6	0.9	1.0	0.8	0.6	0.8	0.9	1.5	1.3	1.0	2.2	2.9	3.9	2.9	3.1	3.0	2.4	1.5	1.8	1.6	1.5	2.1	1.9	1.2	1.7	2.0	1.6	1.5
Real(1) ($)	1.0	1.5	1.7	1.2	1.0	1.2	1.3	2.1	1.9	1.4	3.0	3.8	5.1	3.7	3.8	3.5	2.8	1.7	2.0	1.8	1.6	2.2	1.9	1.2	1.7	2.0	1.6	1.5
Adjusted(2) ($)	1.2	1.9	2.1	1.5	1.2	1.4	1.5	2.5	2.2	1.6	3.3	4.3	5.6	4.0	4.1	3.8	3.0	1.7	2.1	1.8	1.6	2.2	2.0	1.3	1.7	2.0	1.6	1.5

Source: Inside Mortgage Finance for actual periods and a blended average of forecast by Fannie Mae, Freddie Mac and Mortgage Bankers Association.
1. Adjusted for historical inflation as reported by Bloomberg (2015 = 100).
2. Adjusted for population growth as reported by the US Census Bureau (2015 = 100).

37

Flagstar Bancorp

1st Quarter 2017 154 7 35 MSR portfolio as of 3/31/17 MSR portfolio characteristics (% UPB) MSR portfolio statistics Measure ($mm) 12/31/2016 3/31/2017 Difference Unpaid principal balance $31,207 $26,762 ($4,445) Fair value of MSR $335 $295 ($40) Capitalized rate (% of UPB) 1.07% 1.10% 0.03% Multiple 4.010 4.141 0.131 N te rate 3.878% 3.905% 0.027% Service fee 0.267% 0.266% -0.001% Average Measure ($000) UPB per loan $234 $229 ($5) FICO 745 744 (1) Loan to value 69.81% 68.22% -1.59% Mortgage servicing rights – $ return $ Return 1Q16 2Q16 3Q16 4Q16 1Q17 Net hedged profit (loss) $1 $1 $4 ($5) $2 Carry on asset 6 9 13 17 14 Run-off (11) (15) (19) (17) (6) Gr ss return on the mortgage servicing rights ($4) ($5) ($2) ($5) $10 S le transaction & P/L (2) 1 (9) 1 (1) Model Changes - - - (1) 5 Net return on the mortgage servicing rights ($6) ($4) ($11) ($5) $14 Average mortgage servicing rights $285 $307 $316 $327 $344 2016 & later; 50% 2015; 35% 2014; 10% 2013 & prior; 5% by Vintage MORTGAGE SERVICING 38 Fannie 64% Freddie 31% GNMA 3% Private 2% by Investor

1st Quarter 2017 154 7 35 Balance sheet composition CAPITAL AND LIQUIDITY 39 3% Other liabilitie s 3% Other long- term debt Liabilities & Equity 1Q17 average balance sheet (%) Assets Attractive relationship lending with no loans >30 days delinquent Primarily low risk, stable assets (FHLB stock, BOLI, premises & equipment, deferred tax asset, etc.) ~73% of assets are in lower risk-content assets: cash, marketable securities, warehouse loans, loans held-for-sale and freshly-originated, high-FICO conforming mortgages underwritten by Flagstar 9% Other assets 2% MSR 5% Warehouse loans Loans held-for-sale 24% Mortgage loans held-for-investment 23% Agency MBS 21% 1% Cash 15% Commercial loans Efficiently funds loans held-for-sale and warehouse loans 53% Deposits excluding company- controlled deposits (“CCD”) 22% FHLB borrowings 10% Common equity 9% Company-controlled deposits (“CCD”)

1st Quarter 2017 Liquidity and funding 154 7 35 CAPITAL AND LIQUIDITY 40 68% 60% 59% 63% 66% 1Q16 2Q16 3Q16 4Q16 1Q17 1) HFI loan-to-deposit ratio is total average loans HFI (excluding warehouse loans) expressed as a percentage of total average deposits (excluding company-controlled deposits). HFI loan-to-deposit ratio(1) Commentary ■ Flagstar has invested significantly in building its Community Bank, which provides attractive core deposit funding for its balance sheet ■ These retail deposits are supplemented by company- controlled deposits from the servicing business ■ Much of the remainder of Flagstar‟s balance sheet is self- funding given it is eligible collateral for FHLB advances (which provides significant liquidity capacity)

1st Quarter 2017 Low interest rate risk CAPITAL AND LIQUIDITY 41 -0.5% -2.3% -8% -6% -4% -2% 0% 2% 4% 6% 12/31/2015 3/31/2016 6/30/2016 9/30/2016 12/31/2016 3/31/2017 (-100) bps +100 bps +/-100 bps limit 0bps 50bps 100bps 150bps 200bps 250bps 300bps 350bps 400bps 450bps 1 month 3 months 6 months 1 year 2 years 3 years 5 years 7 years 10 years 20 years 30 years up 100 bps Bear Flattener 3/31/2017 Net interest margin – 12 month horizon instantaneous shocks ($mm) Economic value of equity, trend (12/31/15 - 3/31/17) ($ in mm) Parallel Shift Bear Flattener Net interest income $7 ($42) Noninterest Income ($7) to $0 $0 to $42 Up 100bps

1st Quarter 2017 540 457 508 447 479 350 238 238 273 234 890 49 695 28 746 24 720 34 713 25 1Q 2016 2Q 2016 3Q 2016 4Q 2016 1Q 2017 Fannie Mae Freddie Mac Fannie Mae Freddie Mac Audit file pulls Repurchase demands Representation & Warranty reserve details (in millions) 3/31/16 6/30/16 9/30/16 12/31/16 3/31/17 Beginning balance $40) $40) $36 $32 $27 Additions (release) 0) (3) (5) (6) (4) Net (charge-offs) / recoveries 0) (1) (1) 1) 0) Ending Balance $40) $36) $32 $27 $23 Repurchase pipeline ($mm) Repurchase reserve ($mm) Repurchase activity with Fannie and Freddie Repurchase demands / file pulls 4% 3% 5% 6% 4% ASSET QUALITY $16 $11 $11 $6 $6 3/31/16 6/30/16 9/30/16 12/31/16 3/31/2017 42

NON-GAAP RECONCILIATION
1st Quarter 2017

Non-GAAP reconciliation

$mm	3 Months Ended 9/30/16	12 Months Ended 12/31/16	12 Months Ended 3/31/17
Net interest income (a)	$80	$323	$327
Noninterest income (b)	$156	$487	$482
Adjustment to remove DOJ benefit[1]	(24)	(24)	(24)
Adjusted noninterest income (c)	**$132**	**$463**	**$458**
Noninterest expense (d)	$142	$560	$563
Efficiency ratio (d/(a+b))	59.9%	69.2%	69.6%
Adjustment to remove DOJ benefit[1]	7.1%	2.0%	2.1%
Adjusted efficiency ratio (d/(a+c))	**67.0%**	**71.2%**	**71.7%**
Net income applicable to common stockholders (e)	$57	$171	$159
Adjustment to remove DOJ benefit[1]	(24)	(24)	(24)
Tax impact of DOJ benefit[2]	8	8	8
Adjusted net income applicable to common stockholders (f)	**$41**	**$155**	**$143**
Average total assets (g)	$14,148	$13,907	$14,030
Return on average assets ((e/g) x annualization factor)	1.6%	1.2%	1.1%
Adjustment to remove DOJ benefit[1]	(0.4%)	(0.1%)	(0.1%)
Adjusted return on average assets ((f/g) x 4)	**1.2%**	**1.1%**	**1.0%**
Average common equity (h)	$1,307	$1,313	$1,333
Return on average common equity ((e/h) x annualization factor)	17.5%	13.0%	11.9%
Adjustment to remove DOJ benefit[1]	(4.9%)	(1.2%)	(1.2%)
Adjusted return on average common equity ((f/h) x 4)	**12.6%**	**11.8%**	**10.7%**

1) Reflects the exclusion of the 3Q16 Department of Justice ("DOJ") benefit.
2) Effective tax rate of 34% applied to the Department of Justice ("DOJ") benefit.

43

Flagstar Bancorp